Item 77H - Deutsche Enhanced Emerging
Markets Fixed Income Fund (a
series of Deutsche
Global/International Fund, Inc.)
Change in Control of Registrant

Below is the person presumed to control one of
Registrant's series because such person had owned
more than 25% of the series based on the records of
the series as of January 2, 2015.
As of January 2, 2015:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Enhanced
Emerging
Markets
Fixed Income
Fund
STATE STREET
BANK & TRUST
CO CUST
FBO DEUTSCHE
SLECT ALT
ALLOC CHANNEL
CENTER
BOSTON, MA
02210-1641
31.23%

As of April 2, 2014:
Series
Name of Person
Ownership
as % of
Series
DWS
Enhanced
Emerging
Markets
Fixed Income
Fund (now
known as
Deutsche
Enhanced
Emerging
Markets
Fixed Income
Fund)
STATE STREET
BANK & TRUST
CO CUST
FBO DWS ALT
ASSET ALLOC
PLUS FUND
BOSTON, MA
02111-1750
26.52%

As of January 2, 2014:
Series
Name of Person
Ownership
as % of
Series
DWS
Enhanced
Emerging
Markets
Fixed Income
Fund (now
known as
Deutsche
Enhanced
Emerging
Markets
Fixed Income
Fund)
STATE STREET
BANK & TRUST
CO CUST
FBO DWS ALT
ASSET ALLOC
PLUS FUND
BOSTON, MA
02111-1750
26.52%


Z:\Shared\Financial Reporting\DeAM\Production\2015\10.2015\N-SAR\N-
SAR Backup\Deutsche Global-International Fund,
Inc\ATTACHMENTS\originals\Item 77H Deutsche Global International
Fund 103115 N-SAR.docx
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